Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Midatech Pharma PLC of our report dated March 3, 2015, relating to our audit of the consolidated financial statements of Dara Biosciences Inc., which appears in the Registration Statement on Form F-4, as amended (No. 333-206305) filed with the Securities and Exchange Commission.

/s/ HORNE LLP

Ridgeland, Mississippi

February 3, 2016